Consent of Independent Registered Public Accounting Firm

The Board of Directors of Allianz Life Insurance Company of North America

We consent to the use of our report dated March 25, 2013 on the financial statements of Allianz Life Variable Account B and our report dated March 25, 2013 on the consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America and subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Minneapolis, Minnesota

December 18, 2013